Exhibit 99.2
Consultancy Agreement
This Consultancy Agreement (“Agreement”) sets forth the mutual agreement of Dell Inc., for itself and its subsidiaries (collectively, “Dell”), and Michael R. Cannon (“Consultant”) regarding the provision of consultant services to Dell as described below.
Term of Agreement
1. The Term of this Agreement will run from February 1, 2009 until January 31, 2011, unless terminated earlier in accordance with the Termination provisions contained in this Agreement.
Consultant Services
2. Dell and Consultant understand and intend that the relationship created between them by this Agreement is one of an independent contractor. No agent, employee or servant, if any, of Consultant, nor Consultant himself, will be or will be deemed to be the employee, agent or servant of Dell.
3. During the Term of this Agreement, Consultant will provide consulting services to Dell in the operations area and will perform such duties as will be determined by Dell’s Vice Chairman, Global Operations, or his designee.
4. Consultant will furnish services diligently and professionally, and in a manner consistent with the good public image of Dell. Consultant will not directly or indirectly make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Dell, either while consulting for Dell or thereafter.
Payment and Expenses
5. Consultant will be paid pursuant to the following schedule:
a. $1,500,000 will be paid within 15 business days of January 31, 2010.
6. Dell will also reimburse Consultant for any reasonable expenses actually incurred in the furtherance of Dell business and pursuant to this Agreement, if accompanied by appropriate documentation, and if approved in advance by Dell or otherwise in accordance with Dell’s reimbursement policy.
7. Consultant acknowledges that he is responsible for payment of any and all income taxes, including estimated quarterly payments. Dell’s only responsibility in this regard is the issuance of an IRS Form 1099, if applicable, and filing thereof with the appropriate IRS office.
8. Consultant understands that during the term of this Agreement, Consultant is not eligible to participate in Dell’s 401K plan, or any other Dell bonus, benefit, stock, or stock option plan available to employees of Dell.

Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement
9. Dell will provide consultant with confidential and/or proprietary information and trade secrets during the term of this Agreement. In consideration of Dell’s promises in this Agreement, and so as to protect Dell’s confidential and proprietary information, trade secrets and goodwill, the term of the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement which Consultant has previously signed with Dell is extended to include the period of this Consultancy. In addition, the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement is modified as follows:
10. Paragraph 4 a through e of the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement is amended to now read as follows:
     a. Prior to February 1, 2011, Executive will not, except as required to perform Executive’s duties for Dell, in any geographic region for which Executive had direct or indirect responsibility on behalf of Dell or in any geographic region for which Executive had Sensitive Information, perform duties or services for a Direct Competitor, whether as an employee, consultant, principal, advisor, board member or any other capacity, that are substantially similar to the duties or services Executive performed for Dell at any time during the last twenty-four months of Executive’s relationship with Dell. Executive further agrees that because of Executive’s comprehensive knowledge regarding Dell’s business relationships with its vendors and suppliers, Executive will not, prior to February 1, 2011, without Dell’s express written consent, perform duties or services in any capacity for a supplier, business partner, or vendor of Dell with whom Executive had any business dealings on behalf of Dell.
     b. Prior to February 1, 2011, Executive will not, except as required to perform Executive’s duties for Dell, directly or indirectly, solicit (or assist another in soliciting) (i) any of Dell’s customers or prospective customers with whom Executive had contact on behalf of Dell during the last twelve months of Executive’s relationship with Dell; or (ii) any of Dell’s customers or prospective customers about whom Executive had any Sensitive Information during the last twenty-four months of Executive’s relationship with Dell.
     c. Prior to February 1, 2011, Executive will not, except as required to perform Executive’s duties for Dell, encourage (or assist another in encouraging) any supplier, business partner, or vendor of Dell with whom Executive had any contact on behalf of Dell within the last twenty-four months of Executive’s relationship with Dell or about whom Executive had any Sensitive Information to terminate or diminish its relationship with Dell.
     d. Prior to February 1, 2011, Executive will not, except as required to perform Executive’s duties for Dell, directly or indirectly solicit (or assist another in soliciting) for employment, consulting, or other service engagement any employee, contractor, or consultant of Dell or any person who was an employee, contractor, or consultant of Dell at any time during the last twenty-four months of Executive’s relationship with Dell.
     e. Prior to February 1, 2011, Executive will not, except as required to perform Executive’s duties for Dell, directly or indirectly advise, assist, attempt to influence or otherwise induce or persuade (or assist another in advising, attempting to influence or otherwise inducing or persuading) any person employed by Dell to end his or her employment relationship with Dell.

11. All other provisions of Consultant’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement shall remain in full force and effect. All confidential information, proprietary information and trade secrets provided to Consultant pursuant to this Agreement are subject to the provisions of Consultant’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, including but not limited to Consultant’s promise not to disclose or misuse such information.
Termination
12. With cause. Dell may terminate this Agreement at any time, with no advance notice, if Dell determines that Consultant violated any of the terms of this Agreement, or any of the provisions of any other agreement Consultant may have with Dell or Dell’s Code of Conduct, or other policies. If Dell terminates this Agreement with Cause, Consultant will not be entitled to the payment referenced in paragraph 5a above.
13. Without Cause. Dell may terminate this Agreement at any time without cause. If Dell terminates this Agreement without Cause, Consultant shall be entitled to the payment referenced in paragraph 5a above.
Intellectual Property
14. Except for pre-existing intellectual property (including Consultant’s Intellectual Property as defined below) incorporated in or used in the performance of the services under this Agreement, Consultant agrees that the deliverables produced under this Agreement shall constitute the work product of Dell (the “Dell Work Product”). Additionally, other than Consultant’s Intellectual Property, Work Product shall further include without limitation: all tools, data (including without limitation specifications) and/or methods used to design, create, generate or otherwise develop the deliverables and/or perform the services; and all patent, copyright, trade secret or other proprietary or intellectual property rights developed with respect to the creation of deliverables or performance of the services.
15. To the extent that the Dell Work Product requires for use pre-existing works owned by or licensed to Consultant (the “Licensed Materials”), Dell hereby acknowledges Consultant’s ownership of the Licensed Materials; and Dell acknowledges that it does not have any ownership interest in such Licensed Materials. Notwithstanding the foregoing, with respect to the Licensed Materials, unless otherwise set forth in an Addendum or Schedule, Consultant hereby grants to Dell an irrevocable, non-exclusive, worldwide, royalty-free license to: (i) use, execute, produce, display, perform, copy, distribute (internally or externally) copies of, and prepare derivative works based upon the Licensed Materials and their derivative works, and (ii) authorize others to do any, some, or all of the foregoing.

16. All Dell Work Product is solely and exclusively the property of Dell. To the extent any Dell Work Product qualifies as a “work made for hire” under applicable copyright law, it will be considered a work made for hire and the copyright will be owned solely and exclusively by Dell. To the extent that any Dell Work Product is not considered a “work made for hire” under applicable copyright law, Consultant hereby assigns and transfers all of its right, title and interest in and to the Dell Work Product to Dell. Furthermore, Consultant shall ensure that its employees, subcontractors, representatives, agents or other contractors engaged to perform Services hereunder comply with the terms of this Agreement particularly this Section.
17. Consultant will, as part of the Dell Work Product, disclose promptly in writing to Dell all of the Dell Work Product and document all intellectual property rights as Dell personnel may direct. Furthermore, Consultant shall, upon request, provide to Dell any or all of the Dell Work Product.
18. Consultant agrees to take any action and fully cooperate with Dell, as Dell may request to effect the provisions of this Section.
19. Consultant will not use the name of Dell nor any Dell trademarks, trade names, service marks, or quote the opinion of any Dell employee in any advertising, presentations or otherwise without first obtaining the prior written consent of an officer of Dell.
Other Provisions
20. At all times while on Dell’s premises and while performing the services under this Agreement, Consultant will observe Dell’s rules, policies, and practices with respect to conduct, health and safety, and protection of persons and property, including but not limited to the Dell Code of Conduct.
21. Consultant agrees that his name, voice, picture, and likeness may be used in Dell’s advertising, training aids and other materials without payment of separate compensation. Dell will notify Consultant and obtain his consent before any use occurs under this paragraph.
22. When this Agreement terminates, Consultant will promptly deliver to a designated Dell representative all originals and copies of all materials, documents and property of Dell which are in Consultant’s possession or control.
23 Except as otherwise provided in this Agreement, the provisions of Consultant’s Dell Employment Agreement, any performance-based stock unit agreements, stock option agreements, restricted stock agreements, and confidentiality or non-competition agreements (as modified herein) that Consultant previously entered into with Dell, and that are intended to survive Consultant’s termination, remain in full force and effect. Moreover, as a material inducement to Dell to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to Dell under the aforementioned agreements.

24. The laws of the State of Texas govern this Agreement and all disputes will be resolved in Williamson County, Texas. This Agreement may be changed only by a written document signed by Consultant and the Chief Executive officer of Dell. If any provision of this Agreement is held by a court of law to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.

Accepted and Agreed:

[Printed name]	Dell Inc.

By:

Date
Its:

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